UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 3, 2008

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8875 Aero Drive, Suite 200, San Diego, California	92123
(Address of Principal Executive Offices)	(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective July 3, 2008, Encore Capital Group, Inc. (“Encore”), entered into Amendment No. 8 (the “Amendment No. 8”) dated as of July 3, 2008 to the Credit Agreement dated as of June 7, 2005 (the “Credit Agreement”), by and among Encore, the lenders identified on the signature pages thereto, as Lenders, and JPMorgan Chase Bank, National Association, as Administrative Agent. Amendment No. 8 primarily expanded the $230 million senior secured revolving credit facility by increasing the accordion feature to provide for an additional $105 million in availability, added three additional lenders and increased the applicable margin under certain circumstances between 25 and 75 basis points.

The above summary of Amendment No. 8 is qualified in its entirety by reference to the full terms and conditions of Amendment No. 8, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above under Item 1.01 is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Amendment No. 8 dated as of July 3, 2008 to the Credit Agreement dated as of June 7, 2005, by and among Encore Capital Group, Inc., the lenders identified on the signature pages thereto, as Lenders, and JPMorgan Chase Bank, National Association, as Administrative Agent.

10.2	Amendment No. 7 dated as of May 9, 2008 to the Credit Agreement dated as of June 7, 2005, by and among Encore Capital Group, Inc., the lenders identified on the signature pages thereto, as Lenders, and JPMorgan Chase Bank, National Association, as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: July 7, 2008	/s/ Paul Grinberg
Paul Grinberg
Executive Vice President,
Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description
10.1	Amendment No. 8 dated as of July 3, 2008 to the Credit Agreement dated as of June 7, 2005, by and among Encore Capital Group, Inc., the lenders identified on the signature pages thereto, as Lenders, and JPMorgan Chase Bank, National Association, as Administrative Agent.

10.2	Amendment No. 7 dated as of May 9, 2008 to the Credit Agreement dated as of June 7, 2005, by and among Encore Capital Group, Inc., the lenders identified on the signature pages thereto, as Lenders, and JPMorgan Chase Bank, National Association, as Administrative Agent.